Exhibit 2.11

# Office of the Secretary of State

November 09, 2026

| | |
|---|---|
| Tracking Number: | 15045135710001 |
| Entity Name: | Mangoceuticals, Inc. |
| File Number: | 804264096 |

It has been our pleasure to file the Resolution Relating to a Series of Shares for the above-referenced entity. Enclosed is the certificate evidencing filing. Payment of the filing fee is acknowledged by this letter.

If we can be of further service at any time, please let us know.

Sincerely,

Business Entity Filings Team
Business & Government Filings Division
Office of the Secretary of State of Texas
CorpInfo@sos.texas.gov

Enclosure

# Office of the Secretary of State

## CERTIFICATE OF FILING
## OF

Mangoceuticals, Inc.
File Number: 804264096

The undersigned, as Secretary of State of Texas, hereby certifies that a(n) Resolution Relating to a Series of Shares for the above-named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: November 09, 2026

Effective: November 09, 2026

Robert S. Howden
Secretary of State

| **Form 426**<br><br>Secretary of State<br>P.O. Box 13697<br>Austin, TX 78711-3697 | **Resolution Relating to a Series of Shares** | This space reserved for office use.<br>FILED: Texas Secretary of State<br>FILE #: 804264096<br>FILING DATE: 11/09/2026<br>TRACKING #: 15045135710001 |
|---|---|---|

## Entity Information

The name of the corporation is:

Mangoceuticals, Inc.

The file number assigned to the filing entity by the secretary of state is:

804264096

## Copy of Resolution

A copy of a resolution amending an established series is attached.

## Adoption of Resolution

The resolution was adopted by all necessary action on the part of the corporation on:

11/4/2026

## Effectiveness of Filing

This document becomes effective when the document is filed by the secretary of state.

## Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Signature of Authorized Officer

| Jacob | | Cohen | |
|---|---|---|---|
| *First Name* | *M.I.* | *Last Name* | *Suffix* |

Title of authorized officer:

**MANGOCEUTICALS, INC.**
**CERTIFICATE OF AMENDMENT**
**TO**
**CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS**
**of**
**SERIES B CONVERTIBLE PREFERRED STOCK OF MANGOCEUTICALS, INC.**
***Pursuant to Sections 21.155 and 21.364(g) of the***
***Texas Business Organizations Code***

Pursuant to the applicable provisions of the Texas Business Organizations Code, including Subchapter B of Chapter 3, Section 21.155 and Section 21.364(g), Mangoceuticals, Inc. (the "**Corporation**") certifies that its Board of Directors, by action on November 4, 2026, and the holder of 100% of its outstanding Series B Convertible Preferred Stock, by written consent delivered on November 2, 2026, approved the following amendment to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock originally effective March 28, 2024, as subsequently amended (the "**Certificate**"). Capitalized terms not defined here retain their meanings in the Certificate.

**RESOLVED,** the Certificate is amended by adding the following new Section 13, which controls over inconsistent provisions of the Certificate solely to the extent expressly stated:

Section 13. Limited authorization for the Series D offering.

"Series D Designation" means the final certificate of designations establishing the Corporation's Series D Preferred Stock, approved by the holder of all outstanding Series B Preferred Stock by written consent dated November 2, 2026 and attached as Exhibit A thereto, filed or to be filed with the Texas Secretary of State on or about the date of this amendment.

Notwithstanding anything to the contrary in this Certificate, all terms and conditions of the Series D Designation are approved, including all dividend, distribution, liquidation, conversion, pricing, adjustment, Company call, redemption, repurchase, voting and protective provisions, and all offerings, issuances, agreements, payments, settlements and other actions implementing those terms, notwithstanding any adverse effect on Series B Preferred Stock or its holders. The Series D Preferred Stock shall rank senior to the Preferred Shares as provided therein and is excluded from Junior Securities.

All consents required under this Certificate for those transactions are given, and all conflicting restrictions, prohibitions, adjustment or participation rights, notice requirements and resulting defaults and remedies are waived solely to permit those transactions, including under Sections 3.4, 7, 8, 9 and 11. This expressly permits all variable pricing, stock settlements, dividends, calls and repurchases provided therein without further Series B Preferred Stock consent or a Series D Preferred Stock-related adjustment to the Series B Preferred Stock's terms.

This Section controls over inconsistent provisions of this Certificate and binds all present and future holders. No omission from this Section limits approval of any term of

the Series D Designation. Subsequent amendments to Series D Preferred Stock and unrelated transactions are not approved. All other provisions remain unchanged.

This amendment takes effect upon filing by the Texas Secretary of State. The undersigned certifies that it was adopted by all necessary corporate action and signs subject to the penalties imposed by law for submission of a materially false or fraudulent instrument.

**IN WITNESS WHEREOF**, the Company has caused this Certificate of Amendment to be signed in its name and on its behalf on this 9th day of _November 2026.

**Mangoceuticals, Inc.**

By: ______________________________
Name: Jacob D. Cohen
Title: Chief Executive Officer